EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                ARIS Corporation,

                          fine.com International Corp.,

                             ARIS Interactive, Inc.,

                                 Daniel M. Fine,

                                  Frank Hadam,

                                       AND

                                 Herbert L. Fine


                                  May 17, 1999

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into on as of May 17, 1999 by and among ARIS Corporation, a Washington corporation (the "Acquiror"), ARIS Interactive, Inc., a Washington corporation ("Acquiror Sub"), fine.com International Corp., a Washington corporation (the "Target"), Daniel M. Fine, Frank Hadam and Herbert L. Fine (collectively, the "Major Shareholders"). The Acquiror, Acquiror Sub and the Target are referred to collectively herein as the "Parties."

     This Agreement contemplates a tax-free merger of the Target with and into the Acquiror Sub in a reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Target Shareholders will receive capital stock in the Acquiror or a combination of cash and stock in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties and the Major Shareholders agree as follows.

     1.   Definitions.

     "Acquisition Proposal" has the meaning set forth in Section 5(i) below.

     "Affiliate" has the meaning set forth in Rule 145 of the regulations promulgated under the Securities Act.

     "Alternative Transaction" has the meaning set forth in Section 7(c)(iii) below.

     "Articles of Merger" has the meaning set forth in Section 2(c) below.

     "Average Price" means the average of the per share daily closing prices of Acquiror Shares as reported by Nasdaq for each trading day during the Measurement Period.

     "Acquiror" has the meaning set forth in the preface above.

     "Acquiror-owned Share" means any Target Share that the Acquiror owns beneficially (except by virtue of having a proxy to vote such Target Share).

     "Acquiror Comfort Letter" has the meaning set forth in Section 5(d) below.

     "Acquiror Share" means any share of the Common Stock, without par value, of the Acquiror.

     "Acquiror Sub" has the meaning set forth in the preface above.

     "Cash Consideration" has the meaning set forth in Section 2(d)(v) below.




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     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

     "Code" has the meaning set forth in Section 3(m) below.

     "Compensation or Benefit Plans" has the meaning set forth in Section 3(m)(i) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Damages" has the meaning set forth in Section 9(a)(iii) below.

     "Definitive   Target  Materials"  means  the  definitive   prospectus/proxy
statement relating to the Special Target Meeting.

     "Disclosure   Document"  means  the  disclosure   document   combining  the
Prospectus and the Definitive Target Materials.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Dissenting Share" means any Target Share as to which any shareholder has exercised his or its appraisal rights under Section 23B.13.010, et. seq. of the Washington Business Corporation Act.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "ERISA" has the meaning set forth in Section 3(m)(i) below.

     "Employees" has the meaning set forth in Section 3(m)(i) below.

     "Exchange Agent" has the meaning set forth in Section 2(e)(i) below.

     "Fairness Opinion" has the meaning set forth in Section 2(a) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means actual knowledge of any of the Major Shareholders, Timothy J. Carroll, Kathy Berni or Bill Poole after reasonable investigation.

     "Major Shareholders" means Daniel M. Fine, Frank Hadam and Herbert L. Fine.




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     "Measurement  Period"  means the period of ten  trading  days ending on the second trading day prior to the Special Target Meeting.

     "Merger" has the meaning set forth in Section 2(a) below.

     "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 3(g) below.

     "Option Conversion Ratio" means (i) the Share Consideration plus (ii) the Cash Consideration divided by the Average Price.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Pension Plan" has the meaning set forth in Section 3(m)(ii) below.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Plans" has the meaning set forth in Section 3(m)(i) below.

     "Products" means any products offered or furnished by the Target or its Subsidiaries, or any predecessor in interest of the Target or its Subsidiaries, or any predecessor in interest of the Target or any of its Subsidiaries, currently or at any time in the past, including, without limitation, each item of hardware, software, or firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, and maintenance thereto.

     "Prospectus" means the final prospectus relating to the registration of the Acquiror Shares under the Securities Act.

     "Public Report" has the meaning set forth in Section 3(e) below.

     "Registration Statement" has the meaning set forth in Section 5(c)(i) below.

     "Requisite Target Shareholder Approval" means the affirmative vote of the holders of a two-thirds majority of the Target Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.




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     "Securities  Exchange  Act" means the  Securities  Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Services" means any services offered or furnished by the Target or its Subsidiaries, or any predecessor in interest of the Target, currently or at any time in the past.

     "Share Consideration" has the meaning set forth in Section 2(d)(v) below.

     "Special Target Meeting" has the meaning set forth in Section 5(c)(ii) below, including any postponement or adjournment thereof.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below.

     "Target" has the meaning set forth in the preface above.

     "Target Comfort Letter" has the meaning set forth in Section 5(d) below.

     "Target Intellectual Property Rights" has the meaning set forth in Section 3(j)(ii) below.

     "Target Option" means options to purchase Target Shares outstanding immediately prior to the Effective Time under the Target's 1996 Incentive Stock Option Plan, 1997 Stock Option Plan and 1998 Employee Bonus Plan.

     "Target Share" means any share of the Common Stock, par value $.01 per share, of the Target.

     "Target Shareholder" means any Person who or which holds any Target Shares.

     "Target Warrant" means warrants granted by Target to purchase Target Shares outstanding immediately prior to the Effective Time, as described on the attached Schedule 3(b).

     "Third-Party  Intellectual  Property  Rights"  has the meaning set forth in
Section 3(j)(ii) below.

     "Washington   Business  Corporation  Act"  means  the  Washington  business corporation act, as amended.




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

     2.   Basic Transaction.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into Acquiror Sub (the "Merger") at the Effective Time. Acquiror Sub shall be the corporation surviving the Merger (the "Surviving Corporation"). The Target hereby represents and warrants to the Acquiror and Acquiror Sub that its Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Target's shareholders, (ii) unanimously adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, which approval satisfies in full the requirements of the Washington Business Corporation Act, including without limitation, the requirements of
Section 23B.08.720 thereof and (iii) unanimously resolved to recommend approval of this Agreement and the Merger by the Target Shareholders. The Target further represents that (i) the Target's financial advisor has delivered to the Target's Board of Directors its written or oral opinion (the "Fairness Opinion") that the consideration to be paid in the Merger is fair to the holders of Target Shares from a financial point of view; and (ii) the Target has been advised by each of the Major Shareholders and each of its directors and executive officers intend to vote his or her Target Shares to approve the Merger.

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Acquiror in Bellevue, Washington, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than August 15, 1999.

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Acquiror the various certificates, instruments, and documents referred to in
Section 6(a) below, (ii) the Acquiror will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) Acquiror Sub and the Target will file with the Secretary of State of the State of Washington Articles of Merger substantially in the form attached hereto as Exhibit A (the "Articles of Merger"), and (iv) the Acquiror will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing the Acquiror Shares issued in the Merger.

     (d) Effect of Merger.

          (i) General. The Merger shall become effective at the time (the "Effective Time") the Acquiror Sub and the Target file the Articles of Merger with the Secretary of State of the State of Washington. The Merger shall have the effect set forth in the Washington Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquiror Sub or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.




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          (ii)  Articles of  Incorporation.  The  Articles of  Incorporation  of
     Acquiror  Sub in effect at and as of the  Effective  Time will  remain  the
     Articles  of  Incorporation  of  the  Surviving   Corporation  without  any
     modification or amendment in the Merger.

          (iii) Bylaws. The Bylaws of Acquiror Sub in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (iv) Directors and Officers. The directors and officers of Acquiror Sub in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (v)  Conversion of Target Shares. At and as of the Effective Time:

               (A) each Target Share (other than any Dissenting Share or Acquiror-owned Share) shall be converted into the right to receive the following consideration (the "Merger Consideration"):

                    (1)  that number of Acquiror  Shares  equal to the lesser of
(x) .3717 or (y) 4.5531, divided by the Average Price (such lesser number of Acquiror Shares being hereinafter referred to as the "Share Consideration"), plus

                    (2)  an amount in cash equal to the lesser of (x) $1.9513 or
(y) the amount (if any) by which 4.5531 exceeds the Share Consideration multiplied by the Average Price (such lesser amount being hereinafter referred to as the "Cash Consideration").

At the Effective Time and without any action on the part of the holder, Target Shares held by such holder shall cease to be outstanding and shall constitute only the right to receive without interest, the Merger Consideration multiplied by the number of Target Shares held by such holder and cash in lieu of a fractional share.

               (B)  each Dissenting Share shall be converted into the right to
receive  payment  from  the  Surviving   Corporation  with  respect  thereto  in
accordance with the provisions of the Washington Business Corporation Act, and

               (C) each Acquiror-owned Share shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

          (vi) Replacement of Target Options. At the Effective Time and without any action on the part of the holder, all Target Options shall terminate and cease to be exercisable, no Target Option shall be accelerated in vesting (other than Target Options held by employees that Acquiror notifies Target will not be continued as employees of the Surviving Corporation, and Target Options held by Timothy J. Carroll that vest automatically pursuant to his employment agreement),




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


     and the Target's Board of Directors shall take or cause to be taken such actions as may be required to cause such result. The Acquiror shall cause to be granted under the Acquiror's Stock Option Plan to each holder of Target Options, options to purchase a number of Acquiror Shares equal to that number of Target Shares issuable upon exercise of such holder's Target Options multiplied by the Option Conversion Ratio at an exercise price per Acquiror Share equal to the exercise price per Target Share of such outstanding Target Option divided by the Option Conversion Ratio, and having the same vesting schedule as the Target Options replaced.

          (vii) Replacement of Target Warrants. At the Effective Time and without any action on the part of the holder, each outstanding Target
     Warrant shall be converted into the right to purchase the Merger Consideration in lieu of each Target Share issuable upon exercise of such Target Warrant upon payment of the exercise price per Target Share of such outstanding Target Warrant.

          (viii) Shares of Acquiror Sub. Each issued and outstanding share of capital stock of Acquiror Sub at and as of the Effective Time will remain issued and outstanding and held by the Acquiror.

     (e) Procedure for Payment.

          (i) Immediately after the Effective Time, (A) the Acquiror will furnish to ChaseMellon Shareholder Services (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Acquiror Shares equal to the product of (I) the Share Consideration times (II) the number of outstanding Target Shares (other than any Dissenting Shares and Acquiror-owned Shares) and cash in the amount equal to the product of (III) the Cash Consideration (if any) times (IV) the number of outstanding Target Shares (other than any Dissenting Shares and Acquiror-owned Shares), and (B) the Acquiror will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in customary form reflecting the terms of the Merger to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Acquiror Shares and a check for the amount of cash (if any) to which he or it is entitled, plus cash in lieu of fractional shares (if any). Certificates representing securities held by an Affiliate of the Target shall not be exchanged until the Acquiror has received an agreement from such Affiliate in the form of Exhibit B hereto.

          (ii) The Acquiror will not pay any dividend or make any distribution on Acquiror Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares. The Acquiror instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Acquiror may cause the Exchange Agent to invest any cash the Exchange Agent receives from the Acquiror as a dividend or distribution in one or more of the permitted investments designated by the Acquiror; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make




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


     prompt payments of cash to the holders of outstanding Target Shares as necessary. The Acquiror may cause the Exchange Agent to pay over to the Acquiror any net earnings with respect to the investments, and the Acquiror will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

          (iii) No fractional shares shall be issuable by the Acquiror pursuant hereto. In lieu of issuing fractional shares, a cash adjustment will be paid equal to the fraction of one Acquiror Share that would otherwise be issuable, multiplied by the Average Price.

          (iv) The Acquiror may cause the Exchange Agent to return any Acquiror Shares and dividends and distributions thereon and any cash remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Acquiror (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Acquiror Shares and dividends and distributions thereon and any cash to which he or it is entitled upon surrender of his or its certificates.

          (v) Notwithstanding anything in this Agreement to the contrary, Target Shares that are Dissenting Shares immediately prior to the Effective Time shall not be converted into Acquiror Shares and cash (if any) pursuant to the Merger, and the holders of such Dissenting Shares shall be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the Washington Business Corporation Act; unless and until such holders shall fail to perfect, lose, or withdraw their rights thereunder. If, after the Effective Time, any holder of Dissenting Shares shall fail to perfect, lose or withdraw his or its right to be paid fair value, then such Dissenting Shares no longer shall be deemed to be Dissenting Shares, and shall be treated as if they had been converted at the Effective Time into the right to receive the consideration being paid for Target Shares in the Merger, without any interest, and the Acquiror shall take all necessary action to effect the exchange of Acquiror Shares and cash (if any) for the Target Shares. The Target shall give the Acquiror prompt written notice of any demands for payment of fair value for any Target Shares, and the Acquiror shall have the right to participate in all negotiations or proceedings with respect to such demands. Without the prior written consent of the Acquiror, the Target shall not settle, offer to settle or make any payment with respect to any such demands.

          (vi) The Acquiror shall pay all charges and expenses of the Exchange Agent.

     (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of the Target and the Major Shareholders. The Target and each of the Major Shareholders, jointly and severally, represent and warrant to the Acquiror that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as




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though  the  Closing  Date  were  substituted  for the  date  of this  Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is identified by name and jurisdiction of incorporation in the Disclosure Schedule. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so qualified would not have a material adverse effect on the Target and its Subsidiaries taken as a whole. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Target's Articles of Incorporation and Bylaws are in the form filed as exhibits to its Public Reports.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 10,000,000 Target Shares, of which 2,669,590 Target Shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Disclosure Schedule 3(b), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target or any of its Subsidiaries. All of the outstanding shares of capital stock of each of the Target's Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and are legally and beneficially owned by the Target or another wholly owned Subsidiary of the Target, free and clear of all Security Interests or any right or option of any person to purchase or otherwise acquire any such capital stock. There are no outstanding or authorized options, warrants, purchase rights, subscriptions rights, conversion rights, exchange rights or other contracts or commitments that could require any Subsidiary of the Target to issue, sell or otherwise cause to become outstanding any of its capital stock, or that could require the Target or any Subsidiary of the Target to transfer any capital stock of any Subsidiary of the Target.

     (c) Authorization of Transaction. Subject only to Requisite Target Shareholder Approval, the Target has full power and authority (including full corporate power and authority) and has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries or any of their assets is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) except as set forth on Disclosure
Schedule 3(d), conflict with, result in a breach




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


of, constitute a default under, result in the acceleration of, result in a change in the rights or obligations of any parties to, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets) except in each case where there would be no material adverse effect upon the business, assets, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. Other than in connection with the provisions of the Washington Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Filings with the SEC. The Target has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied, and all Public Reports to be filed with the SEC after the date hereof will comply, with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of its respective date, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (f) Financial Statements. Each of the financial statements included in or incorporated by reference into the Public Reports (including the related notes and schedules) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, presents fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations, retained earnings and changes in financial position of the Target and its Subsidiaries for the indicated periods, is correct and complete in all material respects, and is consistent with the books and records of the Target and its Subsidiaries; provided, however, that the interim financial statements are subject to normal year-end adjustments which will not be material in amount or effect.

     (g) Subsequent Events. Since January 31, 1999, excepted as disclosed in the Public Reports filed prior to the date hereof, the Target and its Subsidiaries have conducted their businesses only in, and have not engaged in any material transaction other than in, the Ordinary Course of Business or made any change in accounting principles, practices and methods. Since January 31, 1999, (the "Most Recent Fiscal Year End") there has not been any material adverse change in the business, assets, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

     (h) Undisclosed Liabilities. Except as set forth on Schedule 3(h), none of the Target and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Year End (including in any notes thereto), (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary

Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) liabilities which in the aggregate are not material to the Target and its Subsidiaries, taken as a whole.

     (i) Litigation. Except as set forth on Schedule 3(i), there is no action, suit, investigation or proceeding pending against, or to the Knowledge of the Target threatened against or affecting, the Target or any of its Subsidiaries or any of their properties (or any basis therefor) before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to the Target or any Subsidiary, may have a material adverse effect on the business, assets, financial condition, operations, results of operations, or prospects of the Target and its Subsidiaries taken as a whole. Except as set forth on Schedule 3(i), to the Knowledge of the Target there are no facts or circumstances that could result in any claims or actions, suits, investigations or proceedings of the sort described in the preceding sentence.

     (j) Intellectual Property.

          (i) Except as set forth on Schedule 3(j)(i), the Target and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Target and its Subsidiaries as currently conducted or as proposed to be conducted, except where the failure to own, be licensed or otherwise have such rights would not have a material adverse effect upon the business, assets, financial condition, operations, results of operations or future prospect of the Target and its Subsidiaries, taken as a whole. All patents, trademarks, trade names, service marks and copyrights held by the Target or any Subsidiary are valid and subsisting.

          (ii) Except as disclosed in the Public Reports filed prior to the date hereof or as set forth on Schedule 3(j)(ii):

               (A) neither the Target nor any of its Subsidiaries is, nor will the Target or any of its Subsidiaries be as a result of the execution and delivery of this Agreement or the performance of the Target's obligations hereunder, in violation of any licenses, sublicenses and other agreement as to which the Target or any of its Subsidiaries is a party or pursuant to which the Target or any of its Subsidiaries is authorized to use any third-party patents, trademarks, trade names, service marks, copyrights, trade secrets, technology, know-how or computer software (collectively, "Third-Party Intellectual Property Rights");

               (B) no claims with respect to (I) the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor, trade secrets, know-how, technology or computer software owned by the Target or any of its Subsidiaries (collectively called the "Target Intellectual Property Rights"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the Knowledge of the officers of the Target, are threatened by any person;

          (C) to the Knowledge of the Target, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product or provision of any service as now used, sold, licensed or provided or proposed for use, sale, license or to be provided by the Target or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark, copyright, know-how, technology or trade secret of any person; (II) against the use by the Target or any of its Subsidiaries, of any Target Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Target or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or enforceability of any of the Target Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Target or any of its Subsidiaries; and

          (D) each of the employees and consultants of the Target and its Subsidiaries has executed and delivered to the Target in connection with employment or engagement a binding agreement conveying to the Target or such Subsidiary all rights to any invention, trade secret, or other intellectual property substantially in the form of agreement provided to the Acquiror, and to the Knowledge of the Target, there is no unauthorized use, infringement or misappropriation of any of the Target Intellectual Property Rights by any third party, including any employee or consultant of the Target or any of its Subsidiaries.

     (k) Product and Service Warranties.

     Except as set forth on Schedule 3(k), (i) there are no warranties, express or implied, written or oral, with respect to the Products or Services; (ii) there are no pending or, to the Knowledge of the Target, threatened claims with respect to any such warranty, and neither the Target nor any of its Subsidiaries has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due; and
(iii) there are no material product or service liability claims (whether arising for breach of warranty or contract, or for negligences or other tort, or under any statute) against or involving the Target or any of its Subsidiaries or any Product or Service and no such claims have been settled, adjudicated or otherwise disposed of since January 31, 1996.

     (l) Year 2000 Compliance.

          (i) Products and Services. All of the Products and Services are Year 2000 Compliant except for any failure to be Year 2000 Compliant which would not be material to the business, assets, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. If the Target or any of its Subsidiaries is obligated to repair or replace Products or Services previously provided by the Target or any of its subsidiaries that are not Year 2000 Compliant in order to meet the

     Target's or such Subsidiary's contractual obligations, to avoid personal injury, to avoid misrepresentation claims, or to satisfy any other contractual or legal obligations or requirements, to the Target's Knowledge it has repaired or replaced those Products and Services to make them Year 2000 Compliant. The Target has furnished the Acquiror with true, correct and complete copies of any customer agreements and other materials and correspondence in which the Target or any of its Subsidiaries has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionally of any Products or Services on or after January 1, 2000, as a result of the occurrence of such date.

          (ii) Internal MIS Systems and Facilities. To the Knowledge of the Target, all Internal MIS Systems and Facilities are Year 2000 Complaint.

          (iii) Suppliers. To the Knowledge of the Target, but without any duty to investigate, all vendors of products or services to the Target and its Subsidiaries, and their respective products, services and operations, are Year 2000 Compliant.

          (iv) Year 2000 Compliance Investigations and Reports. The Target has furnished the Acquiror with a true, correct and complete copy of any written internal investigations, memoranda, budget plans, forecasts, or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of the Target and its Subsidiaries and the Target's and its Subsidiaries' vendors.

     The terms as used within this Section 3(l) have the following definitions:

          "Facilities" means any facilities or equipment used by the Target or its Subsidiaries in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not owned by the Target.

          "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating systems software, utilities, and applications software) used in the ordinary course of the Target's or its Subsidiaries' business by or on behalf of the Target or its Subsidiaries, including payroll, accounting, billing/receivables, inventory, asset tracing, customer services, human resources, and e-mail systems.

          "Year 2000 Compliant" means that (1) the products, services, or other items) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor the Target's provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data, century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation,
     (i) no value for current date/time will cause any material error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other product, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in materially the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Target's or its Subsidiaries' supply of the product(s), service(s), and other item(s) will not be materially interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

     (m) Employee Benefits.

          (i)   All   bonus,   deferred   compensation,   pension,   retirement,
     profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment, termination, severance, welfare, fringe benefit, compensation, medical or health contract or other plan, contract, policy or arrangement which covers employees or former employees (the "Employees") and current and former directors of the Target or its Subsidiaries or their respective predecessors (the "Compensation and Benefit Plans" or "Plans"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are listed in Schedule 3(m)(i) of the Disclosure Schedule and any "change in control" or similar provisions therein are specifically identified in such Schedule. Schedule 3(m)(i) contains a complete and accurate list of all current Employees of the Target and its Subsidiaries. True and complete copies of all Compensation and Benefit Plans, including, but to limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto, have been made available to the Acquiror.

          (ii) All Compensation and Benefit Plans have been administered in accordance with their terms and such Plans are in compliance with all applicable laws, including, without limitation, as applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Target is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of the Target, threatened litigation relating to the Compensation and Benefit Plans. Neither the Target nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Target or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (iii) None of the Compensation and Benefit Plans or any other employee benefit plan within the meaning of Section 3(3) of ERISA under which the Target (or its Subsidiaries) has or could have any liability (a) constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA; or (b) is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code.

          (iv) Neither the Target nor any of its Subsidiaries have any obligations for retiree health or life benefits under any Plan, except as set forth on Schedule 3(m)(iv). There are no restrictions on the rights of the Target or any of its Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

          (v) All Compensation and Benefit Plans covering foreign employees comply with applicable local law. Neither the Target nor any of its Subsidiaries has any unfunded liabilities with respect to any Pension Plan which covers foreign Employees.

          (vi) Except as set forth in Schedule 3(m)(vi), the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Target or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

          (vii) No payment (or acceleration of benefits) required to be made to any Employee as a result of the transactions contemplated by this Agreement under any Compensation and Benefit Plan or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (n) Employees. As of the date hereof and except as set forth on Schedule 3(n), no executive or technical employee of the Target or any of its Subsidiaries has terminated employment with the Target or such Subsidiary since May 1, 1999. As at the date hereof, except as set forth in Schedule 3(n), to the Knowledge of the Target no executive or technical employee of the Target or any of its Subsidiaries has indicated the intention to terminate employment with the Target or such Subsidiary, materially reduce his or her time commitment to such employment, or given any indication that he or she may do so.

     (o) Customers. Except as set forth on Schedule 3(o), since January 31, 1999, no existing customer of the Target or any Subsidiary has cancelled any agreement for Products and Services, reduced the quantity of Products and Services required from the Target or any Subsidiary, advised the Target that it will not continue to purchase Products or Services, amended its agreements or business arrangements with the Target or any of its Subsidiaries to the disadvantage of the Target or such Subsidiary or, to the Knowledge of the Target, indicated its intention to do any of the foregoing or the possibility that it will seek to do any of the foregoing.

     (p) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for up to $150,000 plus expenses payable to Ragen MacKenzie, the Target's financial advisor.

     (q) Continuity of Business Enterprise. The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

     (r) Affiliate Agreements. Disclosure Schedule 3(r) lists all Affiliates of the Target who beneficially own Target Shares. The Target has obtained and delivered to the Acquiror agreements in the form of Exhibit B hereto executed by each of its Affiliates with respect to transactions in Target Shares and Acquiror Shares.

     (s) Taxation of the Merger. The representations and warranties set forth in Exhibit D hereto are true and correct.

     (t) Agreement of Executive Officers and Directors. The Target has obtained from each of the Major Shareholders and from each of its directors and delivered to the Acquiror an agreement in the form of Exhibit C hereto to the effect that all Target Shares held by such person will be voted in favor of the Merger and with respect to certain other matters.

     (u) Disclosure. The Definitive Target Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Definitive Target Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target and the Major Shareholders make no representation or warranty with respect to any information that the Acquiror will supply specifically for use in the Definitive Target Materials. None of the information that the Target will supply specifically for use in the Registration Statement, or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     4. Representations and Warranties of the Acquiror and Acquiror Sub. The Acquiror and Acquiror Sub each represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

     (a) Organization. The Acquiror and Acquiror Sub are each corporations duly organized and validly existing under the laws of the jurisdictions of their incorporation.

     (b) Capitalization. The entire authorized capital stock of the Acquiror consists of 100,000,000 Acquiror Shares, of which 10,950,617 Acquiror Shares are issued and outstanding at April 30, 1999, and 5,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. All of the Acquiror Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. The entire authorized capital stock of Acquiror Sub consists of 100,000 shares of common stock, without par value, of which 100 shares are issued and outstanding.

     (c) Authorization of Transaction. The Acquiror and Acquiror Sub each has full power and authority (including full corporate power and authority) and has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Acquiror and Acquiror Sub, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Acquiror or Acquiror Sub is subject or any provision of the charter or bylaws of the Acquiror or Acquiror Sub or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Acquiror or Acquiror Sub is a party or by which it is bound or to which any of its assets is subject.
Other than in connection with the provisions of the Washington Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Acquiror nor Acquiror Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. Neither the Acquiror or Acquiror Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

     (f) Continuity of Business Enterprise. It is the present intention of the Acquiror and Acquiror Sub to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg.
Section 1.368-1(d).

     (g) Acquiror's SEC Reports. The Acquiror has made all filings with the SEC that it has been required to make under the Securities Act or the Securities Exchange Act ("Acquiror's Reports"). Each of Acquiror's Reports has complied with the requirements of the Securities Act and the Securities Exchange Act in all material respects. None of Acquiror's Reports, as of its respective date, contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made not misleading.

     (h) Disclosure. The Registration Statement and the Prospectus will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Acquiror makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement and the Prospectus. None of the information that the Acquiror will supply specifically for use in the Definitive Target Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     (i) Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the executive officers of Acquiror threatened against Acquiror or any of its Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official which is required by Item 103 of Regulation S-K of the SEC to be disclosed in Acquiror's Reports that is not disclosed in the Acquiror's report on Form 10-Q for the quarter ended March 31, 1999.

     (j) Subsequent Events. Since March 31, 1999, (i) the Acquiror has not made any change in accounting principles, practices and methods, and (ii) there has not been any material adverse change in the business, assets, financial condition, operations, results of operations or future prospects of the Acquiror and its Subsidiaries taken as a whole.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that the Acquiror may request in connection with the matters referred to in Section 3(d) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

          (i) Securities Act, Securities Exchange Act, and State Securities Laws. The Target will prepare and file with the SEC in compliance with
     Section 14(a) of the Securities Exchange Act, proxy materials including a proxy statement relating to the Special Target Meeting which will also serve as a prospectus relating to the Acquiror Shares under the Securities Act. The Acquiror will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Acquiror Shares (the "Registration Statement"). The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable, provided that the Target will not file any materials with the SEC without the prior consent of the Acquiror, which will not be unreasonably withheld or delayed. The Acquiror and the Target will cooperate fully in the preparation of the Disclosure Materials, and the Acquiror will provide the Target, and the Target will provide the Acquiror, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Acquiror will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Acquiror Shares.

          (ii) Washington Business Corporation Act. The Target will call a special meeting of its shareholders (the "Special Target Meeting") as soon as practicable in order that the shareholders may consider and vote upon the approval of the Merger in accordance with the Washington Business Corporation Act. The Target will mail the Disclosure Document to its shareholders and as soon as practicable. The Disclosure Document will contain the affirmative recommendation of the board of directors of the Target in favor of the approval of the Merger.

     (d) Comfort Letters. The Target will deliver to the Acquiror on or before the date the Disclosure Document is mailed to their respective shareholders a written letter of Ernst & Young LLP stating their conclusions as to the accuracy of certain information derived from the financial records of the Target and its Subsidiaries and contained in the Disclosure Document (the "Target Comfort Letter"). The Target Comfort Letter shall be satisfactory in form and substance to the Acquiror, acting reasonably, and shall be reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions similar to those contemplated by this Agreement. The Acquiror will deliver to the Target on or before the date the Disclosure Document is mailed to its shareholders a letter of PricewaterhouseCoopers LLP stating their conclusions as to the accuracy of certain information derived from the financial records of the Acquiror and its Subsidiaries and contained in the Disclosure Document (the "Acquiror Comfort Letter"). The Acquiror Comfort Letter shall be satisfactory in form and substance to the Target, acting reasonably, and shall be reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions similar to those contemplated by this Agreement.

     (e) Listing of Acquiror Shares. The Acquiror will use its best efforts to cause the Acquiror Shares that will be issued in the Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     (f) Operation of Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, other than with the prior written consent of the Acquiror. Without limiting the generality of the foregoing:

          (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws;

          (ii) none of the Target and its Subsidiaries will grant (except as set forth on Schedule 5(f)(ii)) or accelerate or permit the acceleration of the vesting of any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any capital stock of the Target or any Subsidiary (except upon the conversion or exercise of options, warrants, and other rights to acquire shares of capital stock of the Target currently outstanding and disclosed in this Agreement) except that (i) vesting of Target Options held by Timothy J. Carroll will be accelerated at the Effective Time pursuant to his employment agreement and (ii) the Target may accelerate the vesting of Target Options for employees of the Target that the Acquiror notifies the Target will not be continued as employees of the Surviving Corporation after the Effective Time;

          (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any obligation of any third party or any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of the Target and its Subsidiaries will sell or dispose of material assets or will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (viii) none of the Target and its Subsidiaries will take any action that will preclude the Merger from being treated as a tax-free reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(D);

          (ix) none of the Target and its Subsidiaries will amend any employment agreement or increase the compensation of directors, officers or employees outside the Ordinary Course of Business; and

          (x) none of the Target and its Subsidiaries will commit to any of the foregoing.

     (g) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Acquiror to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Acquiror will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

     (h) Notice of Developments. Each Party will give prompt written notice to the other Parties and the Major Shareholders, and each of the Major Shareholders will give prompt written notice to the Parties, of any material development that would, if not corrected by the Closing Date, result in any of its own representations and warranties in Section 3 and Section 4 above being incorrect at the Closing Date. No disclosure by any Party or Major Shareholder pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (i) Acquisition Proposals. The Target and each Major Shareholder agree that neither the Target nor any of its Subsidiaries nor any of the respective officers, directors, agents, employees or representatives of the Target or any of its Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Target or any of its Subsidiaries) nor any of the Major Shareholders (whether or not acting on behalf of the Target) shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer to the Target or any Subsidiary or any of the shareholders of the Target with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Target or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of the Target of its fiduciary duties as advised in writing by counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Target shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Target shall take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5(i). The Target will notify the Acquiror immediately if any inquiries or proposals relating to an actual or potential Acquisition Proposal are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Target or any of its Subsidiaries. The Target also will promptly request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Target and/or any of its Subsidiaries to return all Confidential Information heretofore furnished to such person by or on behalf of the Target.

     (j) Indemnification. The Acquiror will observe any indemnification provisions now existing in the articles of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time. The Acquiror shall obtain directors' and officers' liability insurance covering each individual who served as an officer or director of the Target at any time prior to the Effective Time for a period of 24 months after the Effective Time for an amount and coverage not less than that in effect for such directors and officers of the Target immediately prior to the Effective Time.

     (k) Continuity of Business Enterprise The Acquiror will cause the Surviving Corporation to continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

     (l) Target's Compensation and Benefit Plans. The Target will take such actions as the Acquiror reasonably requests with respect to the Target's Compensation and Benefit Plans, it being understood that the purpose of the covenant contained in this Section 5(l) is to conform the Target's Compensation and Benefit Plans to applicable legal requirements and to minimize any future liabilities of the Acquiror, Acquiror Sub and the Surviving Corporation in respect of the Target's Compensation and Benefit Plans.

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Acquiror. The obligation of the Acquiror to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Target Shareholder Approval and the number of Dissenting Shares shall not exceed 10% of the number of outstanding Target Shares;

          (ii) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above, unless, in the opinion of the Acquiror, acting reasonably, the failure to obtain such consents would not have a material adverse effect on the operations of the Surviving Corporation;

          (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iv) the Target shall have performed and complied with all of its covenants and obligations hereunder in all material respects through the Closing;

          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vi) since the date of this Agreement, there shall have been no material adverse change in the business, assets, financial condition, operations, results of operations or prospects of the Target and its Subsidiaries taken as a whole, it being understood that a material adverse change in the employee base of the Target and its Subsidiaries may constitute such a material adverse change;

          (vii) the Target shall have delivered to the Acquiror a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified above in Section 6(a)(i)-(vi) is satisfied in all respects;

          (viii) the Registration Statement shall have become effective under the Securities Act prior to the mailing of the Disclosure Document to Target Shareholders;

          (ix) the Acquiror Shares that will be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

          (x) the Acquiror shall have received an opinion from Dorsey & Whitney LLP, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

          (A) No gain or loss will be recognized by the Acquiror, Acquiror Sub or the Target as a result of the Merger.

          (B) No gain or loss will be recognized by the shareholders of Target who exchange Target Shares for Acquiror Shares pursuant to the Merger, except with respect to any cash received by such Target shareholders in the Merger.

          (C) Gain, if any, but not loss, will be recognized by Target shareholders upon the exchange of Target Shares for cash pursuant to the Merger. Such gain will be recognized, but not in excess of the amount of cash, in an amount equal to the difference, if any, between (a) the fair market value of the Acquiror Shares and cash received and (b) the Target shareholder's adjusted tax basis in the Target Shares surrendered in exchange therefor pursuant to the Merger. If the receipt of cash payments has the effect of a distribution of a dividend to a Target Shareholder, some or all of the gain recognized will be treated as a dividend taxed as ordinary income. If the exchange does not have the effect of a distribution of a dividend, all of the gain recognized would be a capital gain, provided the Target Shares are a capital asset in the hands of the Target shareholder at the time of the Merger.

          (D) The aggregate tax basis of the Acquiror Shares received by a Target Shareholder who exchanges Target Shares in the Merger will be the same as the aggregate tax basis of the Target Shares surrendered in exchange therefor, decreased by the amount of any cash received by such Target Shareholder which is treated as a redemption rather than a dividend and increased by the amount of any non-dividend gain recognized by such Target Shareholder in connection with the Merger.

          (E) The holding period of the Acquiror Shares received by a Target Shareholder pursuant to the Merger will include the period during which the Target Shares surrendered therefor were held, provided the Target Shares are a capital asset in the hands of the Target shareholder at the time of the Merger.

     In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of the Acquiror, Acquiror Sub and the Target and others, including certain Target shareholders who are parties to this Agreement.

          (xi) the Acquiror shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom the Acquiror shall have specified in writing at least four business days prior to the Closing;

          (xii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Acquiror, acting reasonably; and

          (xiii) Daniel M. Fine shall have entered into an employment agreement with the Acquiror in form and substance acceptable to the Acquiror and Daniel M. Fine.

     The Acquiror may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the SEC;

          (ii) the Acquiror Shares that will be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

          (iii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (iv) since the date of this Agreement, there shall have been no material adverse change in the business, assets, financial condition, operations, results of operations or future prospects of the Acquiror and its Subsidiaries, taken as a whole;

          (v) each of the Acquiror and Acquiror Sub shall have performed and complied with all of its covenants and obligations hereunder in all material respects through the Closing;

          (vi) each of the Acquiror and Acquiror Sub shall have delivered to the Target a certificate of its Chief Executive Officer and its Chief Financial Officer or general counsel to the effect that each of the conditions specified above in Section 6(b)(i)-(v) is satisfied in all respects;

          (vii) this Agreement and the Merger shall have received the Requisite Target Shareholder Approval;

          (viii) the Target shall have received a favorable opinion from Dorsey & Whitney LLP, dated as of the Effective Time, as to the matters set forth in Section 4(a) (other than as to outstanding shares), (b), and (c) hereof and as to the valid issuance and listing on Nasdaq of the Acquiror Shares being issued in the Merger and the effectiveness of the Registration Statement;

          (ix) Target shall have received an opinion from Dorsey & Whitney LLP, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

          (A) No gain or loss will be recognized by the Acquiror, Acquiror Sub or Target as a result of the Merger.

          (B) No gain or loss will be recognized by the shareholders of Target who exchange Target Shares for Acquiror Shares pursuant to the Merger, except with respect to any cash received by such Target shareholders in the Merger.

          (C) Gain, if any, but not loss, will be recognized by Target Shareholders upon the exchange of Target Shares for cash pursuant to the Merger. Such gain will be recognized, but not in excess of the amount of cash, in an amount equal to the difference, if any, between (a) the fair market value of the Acquiror Shares and cash received and (b) the Target Shareholder's adjusted tax basis in the Target Shares surrendered in exchange therefor pursuant to the Merger. If the receipt of cash payments has the effect of a distribution of a dividend to a Target Shareholder, some or all of the gain recognized will be treated as a dividend taxed as ordinary income. If the exchange does not have the effect of a distribution of a dividend, all of the gain recognized would be a capital gain, provided the Target Shares are a capital asset in the hands of the Target Shareholder at the time of the Merger.

          (D) The aggregate tax basis of the Acquiror Shares received by a Target Shareholder who exchanges Target Shares in the Merger will be the same as the aggregate tax basis of the Target Shares surrendered in exchange therefor, decreased by the amount of any cash received by such Target Shareholder which is treated as a redemption rather than a dividend and increased by the amount of any non-dividend gain recognized by such Target Shareholder in connection with the Merger.

          (E) The holding period of the Acquiror Shares received by a Target Shareholder pursuant to the Merger will include the period during which the Target Shares surrendered therefor were held, provided the Target Shares are a capital asset in the hands of the Target Shareholder at the time of the Merger.

     In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of the Acquiror, Acquiror Sub and the Target and others, including certain Target shareholders who are parties to this Agreement. Failure of the Target or Majority Shareholders to provide such certificates shall constitute a waiver by the Target of the requirement for this opinion.

          (x) all actions to be taken by the Acquiror or Acquiror Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target, acting reasonably.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Termination of Agreement. This Agreement may be terminated with the prior authorization of the board of directors of the Party terminating the Agreement (whether before or after shareholder approval) as provided below:

     (a) the Acquiror and the Target may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

     (b) the Acquiror may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time if:

     (i) the Target or any Major Shareholder shall have breached any material representation, warranty, covenant or obligation contained in this Agreement in any material respect, the Acquiror has notified the Target of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach;

          (ii) the Closing shall not have occurred on or before December 31, 1999, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the Target has breached any material representation, warranty, covenant or failure results primarily from the Acquiror breaching any representation, warranty, covenant or obligation contained in this Agreement);

          (iii) the Target or any person described in Section 5(i) shall have taken any action proscribed by Section 5(i), or any action that would have been proscribed by Section 5(i) but for the exception thereto allowing certain activity to be taken if required by fiduciary obligations as advised in writing by counsel;

          (iv) the board of directors of Target shall have withdrawn or modified in a manner adverse to the Acquiror or Acquiror Sub its approval or recommendation of the Merger or this Agreement, or fails to reaffirm such approval or recommendation when requested by the Acquiror

     (c) the Target may terminate this Agreement by giving written notice to the Acquiror at any time prior to the Effective Time if:

          (i) the Acquiror has breached any material representation, warranty, covenant or obligation contained in this Agreement in any material respect, the Target has notified the Acquiror of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach;

          (ii) the Closing shall not have occurred on or before December 31, 1999, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, covenant or obligation contained in this Agreement);

          (iii) the Target is not in material breach of its representations, warranties, covenants or obligations under the Agreement and the board of directors of the Target receives an unsolicited written offer with respect to an Acquisition Proposal, or an unsolicited tender offer for Target Shares is commenced, and the board of directors of the Target determines that such transaction (the "Alternative Transaction") is more favorable to the shareholders of the Target than the Merger, provided the Target has given the Acquiror five business days prior notice of its intention to terminate this Agreement to accept the Alternative Transaction and the Acquiror shall have failed to offer to amend this Agreement so that it is at least as favorable to the shareholders of the Target as the Alternative Transaction.

     (d) The Acquiror or the Target may terminate this Agreement by giving written notice to the other Parties at any time after the Special Target Meeting in the event this Agreement and the Merger fail to receive the Requisite Target Shareholder Approval, and the Acquiror may terminate this Agreement if the number of Dissenting Shares exceeds 10% of the outstanding Target Shares.

8.   Effect of Termination.

     (a) Liabilities Upon Termination. If this Agreement is terminated pursuant to Section 7, none of the Acquiror, Acquiror Sub or the Target (nor any of their officers or directors) shall have any liability or further obligation to any other Party or its shareholders except as provided in Sections 8(b) and 8(c) below, as liquidated damages and in lieu of all other liabilities to any person for breach of this Agreement, provided that the confidentiality provisions of
Section 9 (b) and 5(g) shall survive termination of this Agreement.

     (b)  Acquiror's Break-up fee. If:

          (i) this Agreement shall have been terminated by the Acquiror pursuant to Section 7(b)(i), 7(b)(iii) or 7(b)(iv) hereof;

          (ii) this Agreement is terminated by the Target pursuant to Section 7(c)(iii); or

          (iii) this Agreement is terminated pursuant to Section 7(d) hereof;

then, in any such event, the Target shall promptly, but in no event later than five business days after a request from the Acquiror for payment (other than a termination pursuant to Section 7(c) (iii), in which case payment shall be made upon giving notice of termination), pay to the Acquiror (A) a fee equal to $500,000, which amount shall be payable in same day funds; plus, (B) upon receipt of an invoice or invoices therefor an amount equal to out-of-pocket expenses, including fees and expenses paid to investment bankers, lawyers, accountants and other service providers, incurred in connection with the transactions contemplated by this Agreement. If not paid when due, amounts payable pursuant to this Section 8(b) shall bear interest at the rate of ten percent (10%) per annum. The Target acknowledges that the agreements contained in this Section 8(b) (i) reflect reasonable compensation to the Acquiror for undertaking the Merger and risking the loss of the benefits of the Merger under the circumstances contemplated by this Section 8(b), (ii) were agreed to by the Target for the purpose of inducing the Acquiror and Acquiror Sub to execute this Agreement and undertake their obligations hereunder, and (iii) are an integral part of the transactions contemplated by the Parties in this Agreement, and that without these agreements, the Acquiror and Acquiror Sub would not have entered into this Agreement.

     (c) Target's Breakup Fee. If the Acquiror shall terminate this Agreement under circumstances other than those permitted in Section 7(a), (b) or (d) hereof, or if the Target terminates pursuant to Section 7(c)(i) (other than for breaches of the representations and warranties set forth in Section 4(i) or 4(j)), the Acquiror shall promptly pay to the Target (A) a fee equal to $500,000, which amount shall be payable in same day funds; plus (B) upon receipt of an invoice or invoices therefor an amount equal to out-of-pocket expenses, including fees and expenses paid to investment bankers, lawyers, accountants, and other service providers, incurred in connection with the transactions contemplated by the Agreement. If not paid when due, amounts payable pursuant to this Section 8(c) shall bear interest at the rate of 10% per annum. The Acquiror acknowledges that the agreements contained in this Section 8(c) (i) reflect reasonable compensation to the Target for undertaking the Merger and risking the loss of benefits of the Merger under the circumstances contemplated by this Section 8(c), (ii) were agreed for the purpose of inducing the Target to execute this Agreement and undertake its obligations hereunder, and (iii) are an integral part of the transactions contemplated by the Parties in this Agreement, and without these agreements, the Target would not have entered into this Agreement.

9.   Miscellaneous.

     (a) Survival and Indemnity.

          (i) Except as set forth in Section 9(a)(ii), none of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the Acquiror Shares and the provisions in Section 5(j) above concerning indemnification) will survive the Effective Time;

          (ii) The  representations  and warranties of the Major Shareholders in
               Section 3 hereof shall survive the Effective Time for a period of one year, provided that (i) the representations and warranties set forth in Sections 3 (b), (i), (j) and (l) hereof and any representation and warranty as to which any of Major Shareholders had actual knowledge of the facts which a reasonable person in such Major Shareholder's circumstances should have concluded would constitute an inaccuracy or breach shall survive for two years; and (ii) the representations and warranties set forth in
               Section 3(s) hereof shall survive until all applicable statutes of limitations, including waivers and extensions, have expired with respect to each matter addressed therein. Notwithstanding the preceding sentence, any representation or warranty for which indemnity may be sought pursuant to this Section 9(a) shall survive the time it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof shall have been given to the Major Shareholder against whom indemnity may be sought.

          (iii)The  Major  Shareholders   agree,   jointly  and  severally,   to
               indemnify the Acquiror, Acquiror Sub and the Surviving Corporation against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, costs of investigation and reasonable attorneys' fees in connection with any claim, action, suit or proceeding) (collectively, "Damages") incurred or suffered by the Acquiror, the Acquiror Sub or the Surviving Corporation arising out of:

               (A) any misrepresentation or breach of any warranty made by Major Shareholders in Section 3 hereof; or

               (B) any claim by any holder or former holder of Target Shares against Target or its officers, directors, or controlling persons alleging violations of Sections 5, 11, or 12 of the Securities Act or Section 10(b) or 14(a) (other than with respect to the Definitive Target Materials) of the Exchange Act, intentional or negligent misrepresentation, breach of fiduciary duty, or any misstatement of material fact or omission to state a fact that is required to be stated or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

               Provided, however, that the Major Shareholders shall be not liable for indemnity under this Section 9(a)(iii) unless the aggregate Damages exceed $50,000, in which event the Major Shareholders shall be liable for all Damages, subject to Section 9(a)(iv).

          (iv) The  aggregate   indemnification   obligations  of  the  Majority
               Shareholders under Section 9(a) shall not exceed:

               (A) With respect to Damages arising out of misrepresentations and breaches of warranties set forth in Section 3 hereof which shall survive for one year pursuant to Section 9(a)(ii) hereof, an amount equal to ten percent (10%) of (i) the aggregate number of Acquiror Shares multiplied by the Average Price plus (ii) the aggregate amount of cash, received by the Major Shareholders (and any transferees of any Target Shares held by the Major Shareholders on the date hereof) pursuant to the Merger; provided that Damages claimed under Section 9(a)(iv)(B) shall count toward the foregoing limitation;

               (B) With respect to Damages arising out of misrepresentations and breaches of warranties set forth in Section 3 hereof which shall survive for two years pursuant to Section
                    9(a)(ii) hereof and Damages recoverable under Section 9(a)(iv)(B) hereof, an amount equal to $1,000,000; provided that

                    Damages claimed under Section 9(a)(iv)(A) shall count toward the $1,000,000 limitation.

               Provided further, that if and to the extent any Damages are paid by insurance, the Major Shareholders shall not have any indemnification obligations hereunder (and the insurance provider shall not have any rights of subrogation hereunder), it being understood that the Acquiror, Acquiror Sub and the Surviving Corporation shall use commercially reasonable efforts to pursue recovery against an insurer under insurance coverage, but none of them shall be required to commence litigation or otherwise expend significant resources pursuing collection in the event of a dispute with the insurer.

          (v) No investigation or knowledge by or on behalf of the Acquiror or Acquiror Sub or the Surviving Corporation (whether before or after the Effective Time) shall in any way limit the representations and warranties set forth in Section 3 or the right of indemnity set forth in this Section 9(a).

     (b) Press Releases and Public Announcements. Neither the Acquiror nor the Target shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other; provided, however, that the Acquiror or the Target may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party and its counsel at least one day prior to making the disclosure). No Party other then the Acquiror or the Target shall issue any press release or make any public disclosure concerning the subject matter of this Agreement, or otherwise disclose any information concerning the subject matter of this Agreement to any person that has not previously been made public by the Acquiror or the Target.

     (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
Section 2 above concerning issuance of the Acquiror Shares are intended for the benefit of the Target Shareholders and (ii) the provisions in Section 5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except that the prior confidentiality agreement executed by the Acquiror and the Target shall remain in effect until the Effective Time or termination of this Agreement.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Acquiror and the Target.

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Target or Major Shareholders:

          Dan Fine
          1425 Fourth Avenue South, Suite 800
          Seattle, Washington  98101-2915

          Copy to:

          Robert Seidel, Esq.
          Cairncross & Hempelmann, P.S.
          70th Floor Columbia Center
          701 Fifth Avenue
          Seattle, Washington  98104-7016

          If to the Acquiror or Acquiror Sub:
          ARIS Corporation
          Attn:  General Counsel
          2229 112th Avenue NE
          Bellevue, Washington 98004-2936

          Copy to:

          Chris Barry
          Dorsey & Whitney LLP
          1420 Fifth Avenue, Suite 400
          Seattle, Washington 98101

     Any Party or Major Shareholder may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party or Major Shareholder may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties and the Major Shareholders notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

     (j) Amendments and Waivers. The Acquiror, Acquiror Sub and the Target may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Washington Business Corporation Act, and provided further that no amendment may increase the obligations of any Major Shareholder with respect to any representation or warranty without such Major Shareholder's written consent. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Acquiror, Acquiror Sub, the Target and any Major Shareholder required to be a party thereto by the previous sentence. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties and Major Shareholders have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and Major Shareholders and no presumption or burden of proof shall arise favoring or disfavoring any Party or Major Shareholder by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties and the Major Shareholders have executed this Agreement as of the date first above written.


ARIS CORPORATION


By:  /s/ Bert Sugayan
     ---------------------------------------
Name:  Bert Sugayan
Title: Vice President, General Counsel and Secretary


ARIS INTERACTIVE, INC.


By:  /s/ Bert Sugayan
     ---------------------------------------
Name:  Bert Sugayan
Title: Vice President and Secretary


FINE.COM INTERNATIONAL CORP.


By:  /s/ Daniel M. Fine
     ---------------------------------------
Name:  Daniel M. Fine
Title: CEO

Major Shareholders:


/s/ Daniel M. Fine
--------------------------------------------
Daniel M. Fine

/s/ Frank Hadam
--------------------------------------------
Frank Hadam

/s/ Herbert L. Fine
--------------------------------------------
Herbert L. Fine

                                    EXHIBIT A


                               ARTICLES OF MERGER


                          fine.com International Corp.,
                            a Washington corporation
                                  WITH AND INTO

                             ARIS Interactive, Inc.,
                            a Washington corporation


                        In accordance with RCW 23B.11.050



     The undersigned,  -----------,  being the  -------------------  of fine.com
International Corp., a Washington corporation ("Target") and -------------------, being the ------------------- ------------------- of ARIS
Interactive, Inc., a Washington corporation ("Acquiror Sub") DO HEREBY CERTIFY as follows:

     (1) the constituent corporations in the merger (the "Merger") are fine.com International Corp., a Washington corporation, and ARIS Interactive, Inc., a Washington corporation; the name of the surviving corporation is ARIS Interactive, Inc., a Washington corporation.

     (2) an Agreement and Plan of Merger dated as of ------------------------ (the "Merger Agreement") has been approved, adopted, and executed by each of the constituent corporations in accordance with RCW 23B.11.010. The Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference.

     (3) The Merger Agreement was duly approved by the shareholders of each of the constituent corporations in accordance with Section 23B.011.030 of the Washington Business Corporation Act.

     The Merger shall become effective on the date on which these Articles of Merger are filed with the Secretary of State of the State of Washington.

     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of this --------- day of -----------------, 1999.



                                          FINE.COM INTERNATIONAL CORP.,
                                          a Washington corporation



                                          By: ----------------------------------
                                              Name:
                                              Title:


                                          ARIS INTERACTIVE, INC.,
                                          a Washington corporation



                                          By: ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the _____ day of ________, 1999 by and between fine.com International Corp., a Washington corporation ("Target"), and ARIS Interactive, Inc., a Washington corporation ("Acquiror Sub") (collectively, the "Constituent Corporations"), with reference to the following facts:

     A. Each of the Constituent Corporations has, subject to approval by their respective shareholders, adopted the plan of merger embodied in this Agreement, and the Constituent Corporations and their respective boards of directors deem it advisable and in the best interest of each of the Constituent Corporations that Target be merged with and into Acquiror Sub pursuant to the applicable laws of Washington and Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the Constituent Corporations do hereby agree to merge, on the terms and conditions herein provided, as follows:

     1.   The Merger.

          1.1 Governing Law. Target shall be merged into Acquiror Sub in accordance with the applicable laws of the State of Washington (the "Merger"). Acquiror Sub shall be the surviving corporation and shall be governed by the laws of the State of Washington.

          1.2 Effective Time. The "Effective Time" of the Merger shall be, and such term as used herein shall mean, the time at which Acquiror Sub and Target file Articles of Merger in substantially the form attached hereto as Exhibit A in the office of the Secretary of State of the State of Washington after satisfaction of the requirements of applicable laws prerequisite to such filing.

     2. Share Conversion. On the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

          2.1 each share of common stock, par value $.01 per share, of Target (a "Target Share") (other than any Target Share as to which any shareholder has exercised his or its appraisal rights under Section 23B.13.010, et. seq. of the Washington Business Corporation Act (a "Dissenting Share") or any Target Share that ARIS Corporation (the "Acquiror") owns beneficially (an "Acquiror-owned Share")) shall be converted into the right to receive the following consideration (the "Merger Consideration"):

               (1) that number of shares of common stock, without par value, of the Acquiror ("Acquiror Shares") equal to the lesser of (x) .3717 or (y) 4.5531, divided by the average of the per share daily closing prices of Aquiror Shares as reported by Nasdaq for each trading day during the period of ten trading days ending [date that is the second trading day prior to the Target Special Meeting] (the "Average Price") (such lesser number of Acquiror Shares being hereinafter referred to as the "Share Consideration"), plus

               (2) an amount in cash equal to the lesser of (x) $1.9513 or (y) the amount (if any) by which 4.5531 exceeds the Share Consideration multiplied by the Average Price (such lesser amount being hereinafter referred to as the "Cash Consideration").

At the Effective Time and without any action on the part of the holder, Target Shares held by such holder shall cease to be outstanding and shall constitute only the right to receive without interest, the Merger Consideration multiplied by the number of Target Shares held by such holder and cash in lieu of a fractional share.

          2.2 each Dissenting Share shall be converted into the right to receive payment from Acquiror Sub with respect thereto in accordance with the provisions of the Washington Business Corporation Act, and

          2.3 each Acquiror-owned Share shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 2 after the Effective Time.

          2.4 Shares of Acquiror Sub. Each issued and outstanding share of capital stock of Acquiror Sub at and as of the Effective Time will remain issued and outstanding and held by the Acquiror.

     3.   Effect of the Merger.

          3.1 Rights, Privileges, Etc. At the Effective Time, Acquiror Sub, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Constituent Corporations; all property of every description and every interest therein and all debts and other obligations of or belonging to or due to the Constituent Corporations on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or vested in Acquiror Sub without further act or deed; title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; and all of the rights of creditors of the Constituent Corporations shall be preserved unimpaired, and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and such debts, liabilities, obligations and duties of the Constituent Corporations shall thenceforth remain with or attach to, as the case may be, Acquiror Sub and may be enforced against it to the same extent as if all of such debts, liabilities, obligations and duties had been incurred or contracted by it.

          3.2 Replacement of Target Options. At the Effective Time and without any action on the part of the holder, all outstanding options ("Target Options") to purchase Target Shares shall terminate and cease to be exercisable, no Target Option shall be accelerated in vesting (other than Target Options held by employees that Acquiror notifies Target will not be continued as employees of Acquiror Sub, and Target Options held by Timothy J. Carroll that vest automatically pursuant to his employment agreement), and the Target's Board of Directors shall take or cause to be taken such actions as may be required to cause such result. The Acquiror shall cause to be granted under the Acquiror's Stock Option Plan to each holder of Target Options, options to purchase a number of Acquiror Shares equal to that number of Target Shares issuable upon exercise of such holder's Target Options multiplied by the Option Conversion Ratio at an exercise price per Acquiror Share equal to the exercise price per Target Share of such outstanding Target Option divided by the sum of (i) the Share Consideration plus (ii) the Cash Consideration divided by the Average Price, and having the same vesting schedule as the Target Options replaced.

          3.3 Replacement of Target Warrants. At the Effective Time and without any action on the part of the holder, each outstanding warrant (a "Target Warrant") granted by Target to purchase Target Shares shall be converted into the right to purchase the Merger Consideration in lieu of each Target Share issuable upon exercise of such Target Warrant upon payment of the exercise price per Target Share of such outstanding Target Warrant.

          3.4 Articles of Incorporation and Bylaws. The Articles of Incorporation of Acquiror Sub as in effect at the Effective Time shall, from and after the Effective Time, be and continue to be the Articles of Incorporation of Acquiror Sub without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws. The Bylaws of Acquiror Sub as in effect at the Effective Time shall, from and after the Effective Time, be and continue to be the Bylaws of Acquiror Sub without change or amendment until thereafter amended in accordance with the provisions thereof, the Articles of Incorporation of Acquiror Sub and applicable laws.

          3.5 Directors and Officers. The directors and officers of Acquiror Sub shall be the directors and officers of Acquiror Sub at the Effective Time, and such directors and officers shall serve until they are removed or replaced in accordance with the Articles of Incorporation and Bylaws of Acquiror Sub.

          3.6 Further Action. From time to time, as and when requested by Acquiror Sub, or by its successors or assigns, any party hereto shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as Acquiror Sub, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Acquiror Sub, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of this Agreement.

     4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Target Shares that are Dissenting Shares immediately prior to the Effective Time shall not be converted into Acquiror Shares pursuant to the Merger, and the holders of such Dissenting

Shares shall be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the Washington Business Corporation Act; unless and until such holders shall fail to perfect, lose, or withdraw their rights thereunder. If, after the Effective Time, any holder of Dissenting Shares shall fail to perfect, lose or withdraw his or its right to be paid fair value, then such Dissenting Shares no longer shall be deemed to be Dissenting Shares, and shall be treated as if they had been converted at the Effective Time into the right to receive the consideration being paid for Target Shares in the Merger, without any interest, and Acquiror shall take all necessary action to effect the exchange of Acquiror Shares for the Target Shares. Target shall give Acquiror prompt written notice of any demands for payment of fair value for any Target Shares, and Acquiror shall have the right to participate in all negotiations or proceedings with respect to such demands. Without the prior written consent of the Acquiror, the Target shall not settle, offer to settle or make any payment with respect to any such demands.

     5.   Termination; Amendment.

          5.1 Termination Provision. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned:

               (a) Upon written notice at any time prior to the Effective Time by mutual consent of the Constituent Corporations; or

               (b) If holders of at least two-thirds of the outstanding Target Shares shall not vote in favor of the Merger; or

               (c) If there exists a suit, action, or other proceeding commenced, pending or threatened, before any court or other governmental agency of the federal or state government, in which it is sought to restrain, prohibit or otherwise adversely affect the consummation of the Merger contemplated hereby.

          5.2 Amendment Provisions. Anything contained in this Agreement notwithstanding, this Agreement may be amended or modified in writing at any time prior to the Effective Time; provided that, an amendment made subsequent to the adoption of this Agreement by the shareholders of the Constituent Corporations shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of the Constituent Corporations, (2) alter or change any terms of the Articles of Incorporation of Acquiror Sub or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of any class or series thereof of the Constituent Corporations; provided, however, the Constituent Corporations may by agreement in writing extend the time for performance of, or waive compliance with, the conditions or agreements set forth herein.

          5.3 Board Action. In exercising their rights under this Section 5, each of the Constituent Corporations may act by its Board of Directors, and such rights may be so exercised, notwithstanding the prior approval of this Agreement by the shareholders of the Constituent Corporations.

     IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the Board of Directors of each of the Constituent Corporations, is hereby executed on behalf of each of the Constituent Corporations by their respective officers thereunto duly authorized.



                                          FINE.COM INTERNATIONAL CORP.,
                                          a Washington corporation


                                          By: ----------------------------------
                                              Name:
                                              Title:


                                          ARIS INTERACTIVE, INC.,
                                          a Washington corporation


                                          By: ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT B

                               AFFILIATE'S LETTER


ARIS Corporation
2229 112th Avenue N.E.
Bellevue, Washington  98004

Ladies and Gentlemen:

     The undersigned shareholder, officer and/or director of fine.com International Corp. (the "Target") has been advised that the undersigned may be deemed by the Target to be an "affiliate" of the Target, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145").

     Pursuant to the terms of the Agreement and Plan of Merger dated as of May 17, 1999 (the "Merger Agreement"), among ARIS Corporation ("Acquiror"), ARIS Interactive, Inc. ("Acquiror Sub"), the Target and certain shareholders of the Target, the Target will be merged with and into Acquiror Sub (the "Merger"). As a result of the Merger, outstanding shares of common stock, par value $.01 per share, of the Target ("Target Common Stock") will be converted into the right to receive shares of common stock, without par value, of the Acquiror ("Acquiror Common Stock") or a combination of Acquiror Common Stock and cash, as determined pursuant to the Merger Agreement.

     In order to induce the Acquiror and the Target to enter into the Merger Agreement and to consummate the Merger, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate has been advised that the issuance of the Acquiror Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the Securities and Exchange Commission (the "SEC") under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Target (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Acquiror Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Acquiror Common Stock to be sold, transferred, or otherwise disposed of, or (b) compliance with Rule 145, or (c) the availability of another exemption from such registration.

2. Affiliate will not offer to sell, sell, or otherwise dispose of any Acquiror Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Acquiror's counsel).

3. Affiliate consents to the placement of a stop transfer order with the Target's and Acquiror's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Acquiror Common Stock issued or to be issued to Affiliate:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO ARIS CORPORATION, AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH RULE 145 UNDER THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

4. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Target, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the ability of Affiliate to sell, transfer, or otherwise dispose of Target Common Stock and Acquiror Common Stock. Affiliate understands that if Affiliate should become an "affiliate" of Acquiror, there will be additional restrictions on Affiliate's ability to sell, transfer or otherwise dispose of Acquiror Common Stock.

5. The Target agrees to take all reasonable actions up to the date of the Merger, including but not limited to the placement of a stop transfer order with the Target's stock transfer agent and registrar, to ensure compliance by Affiliate with the provisions of this letter.

6. Execution of this letter should not be considered an admission on the part of Affiliate that Affiliate is an "affiliate" of the Target as described in the first paragraph of this letter, nor as a waiver of any rights that Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

7. By Acquiror's acceptance of this letter, Acquiror hereby agrees with Affiliate as follows:

     A) For so long as and to the extent necessary to permit Affiliate to sell Acquiror Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror shall (a) use its reasonable efforts to
(i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to Affiliate upon request a written statement as to whether Acquiror has complied with such reporting requirements during the 12 months preceding any proposed sale of Acquiror Common Stock by Affiliate under Rule 145, and (b) otherwise use its reasonable efforts in permit such sales pursuant to Rule 145 and Rule 144. Acquiror hereby represents to Affiliate that it has filed all reports required to be filed with the SEC under
Section 13 of the 1934 Act during the preceding 12 months.

     (B) It is understood and agreed that certificates with the legends set forth in paragraph 3 above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Acquiror Common Stock received in the

Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

8. Notwithstanding any other provision contained herein, this Affiliate's Letter and all obligations of and restrictions imposed on Affiliate hereunder, and all obligations imposed on the Target hereunder, shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided that such termination shall not relieve Affiliate of liability for any prior breach of Affiliate's obligations hereunder.

                                      Very truly yours,


May 17, 1999                          ------------------------------------------


                                      ------------------------------------------
                                                   (Print Name)

                                    EXHIBIT C

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of May 17, 1999 (this "Agreement"), between [SHAREHOLDER] (the "Shareholder") and ARIS Corporation, a Washington corporation ("Acquiror").

     WHEREAS, fine.com International Corp., a Washington corporation ("Target"), Acquiror and ARIS Interactive, Inc., a Washington corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub"), are contemporaneously entering into an Agreement and Plan of Merger, dated as of this date (the "Merger Agreement"), which provides, among other things, for the merger of Target with and into Acquiror Sub (the "Merger");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Acquiror and Acquiror Sub have requested that the Shareholder make certain agreements with respect to certain shares of Common Stock, par value $.01 per share ("Shares"), of Target beneficially owned by him, upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into the Merger Agreement, the Shareholder is willing to make certain agreements with respect to the Subject Shares (as defined);

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.  Voting Agreements; Proxy.

     (a) For so long as this Agreement is in effect, in any meeting of shareholders of Target, and in any action by consent of the shareholders of Target, the Shareholder shall vote, or, if applicable, give consents with respect to, all of the Subject Shares that are held by the Shareholder on the record date applicable to the meeting or consent (i) in favor of the Merger Agreement and the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Shareholder and (ii) against any competing Acquisition Proposal (as defined in the Merger Agreement) or other proposal inconsistent with the Merger Agreement or which may delay the likelihood of the completion of the Merger. The Shareholder shall use his best efforts to cast that Shareholder's vote or give that Shareholder's consent in accordance with the procedures communicated to that Shareholder by Target relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote or consent.

     (b) Upon the reasonable written request of Acquiror, in furtherance of the transactions contemplated in this Agreement and by the Merger Agreement and in order to secure the performance of the Shareholder's duties under Section 1(a) of this Agreement, the Shareholder shall promptly execute, in accordance with the provisions of RCW 23B.07.220, and deliver to

Acquiror an irrevocable proxy, substantially in the form attached as Exhibit A, and irrevocably appoint Acquiror or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Shares constituting Subject Shares at the time of the relevant record date with regard to any of the matters referred to in paragraph
(a) above at any meeting of the shareholders of Target, or in connection with any action by written consent by the shareholders of Target. The Shareholder acknowledges and agrees that this proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Acquiror to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Subject Shares shall be given (and if given shall not be effective); provided, however, that any such proxy shall terminate automatically and without further action on behalf of the Shareholder upon the termination of this Agreement.

2. Covenants. For so long as this Agreement is in effect, the Shareholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each such disposition or contract, a "Transfer"), any Subject Shares or Shares the Shareholder then has the right to acquire, or will have the right to acquire within 60 days, pursuant to options to purchase Shares granted to the Shareholder by Target; (ii) grant any proxies with respect to any shares that then constitute Subject Shares, deposit any of the Subject Shares into a voting trust or enter into a voting or option agreement with respect to any of the Subject Shares; (iii) subject to Section 7, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to, an Acquisition Proposal; or
(iv) take any action which would make any representation or warranty of the Shareholder in this Agreement untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in the foregoing provisions of this
Section 3 shall prohibit the Shareholder from effecting (i) any Transfer of Subject Shares pursuant to any bona fide charitable gift or by will or applicable laws of descent and distribution, or for estate planning purposes or
(ii) the Transfer of up to _______ Subject Shares to Blue Note Partners, a Washington general partnership, [Daniel M. Fine's Voting Agreement to include the following additional language][of up to 50,000 Subject Shares to Timothy J. Carroll and of up to 50,000 Subject Shares to Tor Taylor d/b/a IntLex,] in each case if the transferee agrees in writing to be bound by the provisions of this Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Acquiror that:

     (a) Capacity; No Violations. The Shareholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution, delivery and performance by the Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which the Shareholder is a party or by which the Shareholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to the Shareholder or the Subject Shares; or (iii) result in the creation of, or impose any obligation on the Shareholder to create, any Lien upon the Subject Shares that would prevent the Shareholder from voting the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

     (b) Subject Shares. As of the date of this Agreement, the Shareholder is the beneficial owner of and has the power to vote or direct the voting of the Subject Shares free and clear of any Liens that would prevent the Shareholder from voting such Subject Shares. As of the date of this Agreement, the Subject Shares are the only shares of any class of capital stock of Target which the Shareholder has the right, power or authority (sole or shared) to sell or vote, and, other than options or warrants to purchase Shares held by the Shareholder as of this date, the Shareholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of Target or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of Target. The Shareholder is not a party to any contracts (including proxies, voting trusts or voting agreements) that would prevent the Shareholder from voting the Subject Shares.

4. Expenses. Each party to this Agreement shall pay its own expenses incurred in connection with this Agreement.

5. Specific Performance. The Shareholder acknowledges and agrees that if he fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to Acquiror for which money damages would not be an adequate remedy. In that event, the Shareholder agrees that Acquiror shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Acquiror should institute an action or proceeding seeking specific enforcement of the provisions of this Agreement, the Shareholder hereby waives the claim or defense that Acquiror has an adequate remedy at law and hereby agrees not to assert in that action or proceeding the claim or defense that a remedy at law exists. The Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any equitable relief.

6. Shareholder Capacity. No person bound by this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. The Shareholder signs solely in his capacity as the beneficial owner of [, or the general partner of a partnership which is the beneficial owner of,] the Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his capacity as an officer or director of Target to the extent specifically permitted by the Merger Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by the Shareholder.

7. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at any other address or telecopy number for a party as shall be specified by like notice):

If to Acquiror:

ARIS Corporation
2229 112th Ave. N.E.
Bellevue, Washington  98004
Attention:  Bert Sugayan, Esq.
Telecopy:  (425) 372-2798

With a copy to:

Dorsey & Whitney LLP
U.S. Bank Centre
1420 Fifth Avenue
Seattle, Washington  98101
Attention: Christopher J. Barry, Esq.
Telecopy: (206) 903-8820

If to the Shareholder:

[SHAREHOLDER ADDRESS]

With a copy to:

Robert Seidel, Esq.
Cairncross & Hempelmann, P.S.
70th Floor Columbia Center
701 Fifth Avenue
Seattle, Washington  98104-7016

8. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that any successor in interest or assignee shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Acquiror, the Shareholder or their successors or assigns, any rights or remedies under, or by reason, of this Agreement.

9. Entire Agreement; Amendments. This Agreement contains the entire agreement between the Shareholder and Acquiror with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to these transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

10. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement, except that (a) Acquiror may assign its rights and obligations under this Agreement to any of its direct or indirect wholly owned subsidiaries (including Acquiror Sub), but no transfer shall relieve Acquiror of its obligations under this Agreement if the transferee does not perform its obligations, and (b) the Shareholder may transfer Subject Shares to the extent permitted by Section 3 of this Agreement.

11. Headings. The section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

14. Termination. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date the Merger Agreement is terminated pursuant to its terms.

15. Subject Shares. The term "Subject Shares" shall mean the Shares set forth opposite the Shareholder's name on Schedule A hereto, together with any Shares of capital stock of Target acquired by the Shareholder after the date hereof over which the Shareholder has the power to vote or power to direct the voting.

IN WITNESS WHEREOF, Acquiror and the Shareholder have caused this Agreement to be duly executed and delivered on the day and year first above written.


ARIS CORPORATION


By: ------------------------------
Name:
Title:


Shareholder:


----------------------------------


----------------------------------
         (Print Name)

                                   SCHEDULE A


SHAREHOLDER                                                    SHARES OWNED

                                    EXHIBIT A

IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to the Voting Agreement, dated as of May __, 1999 (the "Voting Agreement") between the undersigned and ARIS Corporation, a Washington corporation ("Acquiror"), a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints __________, ___________ and ____________, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, to vote or, if applicable, to give written consent, in such manner as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manner set forth in Section 1 of the Voting Agreement with respect to all shares of Common Stock, par value $.01 per share (the "Shares"), of fine.com International Corporation, a Washington corporation (the "Company"), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or to an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 1 of the Voting Agreement), including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate upon the termination of the Voting Agreement. This Proxy has been executed in accordance with RCW 23B.07.220.



Dated:  May ___, 1999


---------------------------------
[Name]

                                    EXHIBIT D

     1. The Merger is the result of arm's-length bargaining between Target and Acquiror. Target is entering into the Merger for business reasons and not for the principal purpose of avoiding federal income tax. Accordingly, to the Knowledge of the undersigned, the fair market value of the Acquiror Shares and cash payments pursuant to the Merger Agreement will be approximately equal to the fair market value of the Target Shares surrendered in exchange therefor.

     2. There is no plan or intention by the undersigned shareholders of Target and to the Knowledge of the undersigned, there is no plan or intention by any other shareholders of Target, to enter into any transaction or arrangement with any person that would result, directly or indirectly, in the sale to, exchange with or delivery to (each of the foregoing a "disposition") Acquiror or any person related to Acquiror, within the meaning of Treasury Regulation Section 1.368-1(e)(3) ("Acquiror Related Person"), of any interest in the Acquiror Shares to be received in the Merger such that the Target shareholders' ownership in the aggregate of Acquiror Shares would be reduced to a number of Acquiror Shares having a value, as of the Effective Time, of less than 50 percent of the total value of all of the formerly outstanding Target Shares as of such date. For purposes of this representation, (i) any transaction or arrangement resulting in a reduction of a Target shareholder's benefits or burdens of ownership (by short sale or otherwise) with respect to the holding of Acquiror Shares will be treated as a disposition by such shareholder of such stock; (ii) any transaction or arrangement resulting in the disposition by a Target shareholder of Acquiror Shares to a person other than Acquiror or a Acquiror Related Person (other than a disposition described in the preceding sentence) will be disregarded and will not be treated as a reduction in such shareholder's ownership of Acquiror Shares; and (iii) Target Shares exchanged for cash in lieu of fractional Acquiror Shares will be treated as outstanding immediately prior to the Effective Time. Moreover, Target Shares that are sold to, exchanged with or otherwise delivered to Acquiror, a Acquiror Related Person, or a person related to Target within the meaning of Treasury Regulation Section 1.368-1(e)(3) ("Target Related Person") prior to (and in connection with) the Merger will be taken into account in making this representation and, accordingly, Acquiror Shares received in the Merger with respect to such Target Shares will not be included among the shares of Acquiror Shares treated as owned by Target shareholders following the Merger.

     3. Prior to and in connection with the Merger, (i) Target has not redeemed (and will not redeem) any shares of Target stock and has not made (and will not make) any distributions (except for regular, normal dividends) with respect thereto, and (ii) the persons related to Target, within the meaning of Temp. Treas. Reg. Section 1.368-1T(e)(2)(ii) (referring to Treas. Reg. Section 1.368-1(e)(3)), have not acquired (and will not acquire) shares of Target stock from any holder thereof.

     4. Pursuant to the Merger, Acquiror Sub will acquire at least 90% of the fair market value of the net assets of Target and at least 70% of the fair market value of the gross assets of Target held immediately prior to the Merger. For purposes of this representation, amounts paid by Target to dissenters, amounts paid by Target to Target shareholders who receive cash or other property, amounts used by Target to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target in connection with the Merger will be included as assets of Target immediately prior to the Merger.

     5. Since December 31, 1996, Target has not disposed of any assets other than in the ordinary course of business and has not redeemed any stock, warrants, options or similar instruments, and Target will not undertake any such disposition or redemption prior to the Merger.

     6. To the Knowledge of the undersigned, Acquiror and its affiliated entities have not owned any shares of Target stock or possessed any right to acquire Target stock (regardless of when exercisable) at any time during the five year period preceding the Merger. For purposes of this representation, "affiliated entities" are entities in which the Acquiror directly or indirectly holds 50% or more of the vote or value.

     7. Target has no plan or intention to issue additional shares of its stock that would result in Acquiror losing control of Target within the meaning of
Section 368(c) of the Code.

     8. The liabilities of Target assumed by Acquiror Sub and the liabilities to which the transferred assets of Target are subject were incurred by Target in the ordinary course of its business.

     9. Target and Target Shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

     10. There is no intercorporate indebtedness existing between Acquiror and Target or between Acquiror Sub and Target that was issued, acquired, or will be settled at a discount.

     11. Target is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. For purposes of this representation, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code means a regulated investment company, a real estate investment trust, or a corporation (i) 50 percent or more of the value of whose total assets are stock and securities (whether or not held for investment) (the "50 Percent Asset Test") and (ii) 80 percent or more of the value of whose total assets are held for investment (the "80 Percent Asset Test"). In general, in applying the 50 Percent Asset Test and the 80 Percent Asset Test, (i) the stock and securities of any subsidiary corporation whose outstanding stock is at least 50 percent owned (by vote or value), directly or indirectly, by the corporation; any interest in at least 50 percent of the profits or capital of a partnership owned, directly or indirectly, by the corporation; and any active general partnership interests owned by the corporation are disregarded and the corporation is instead considered to own its ratable share of each of the subsidiary corporation's or partnership's assets and (ii) any limited partnership interests or passive general partnership interests not described in clause (i) are considered securities. For purposes of the preceding sentence, indirect ownership is determined (i) in the case of the stock of a lower-tier subsidiary corporation, by multiplying the percentages of stock owned in each corporation in the chain of ownership and (ii) in the case of an interest in the profits or capital of a lower-tier partnership, by multiplying the percentage interests in the profits or capital (as the case may be) of each partnership in the chain of ownership; provided, however, that such lower-tier partnership interest and all upper-tier partnership interests in the chain of ownership must constitute limited partnership interests or passive general partnership interests. In general, for purposes of the 80 Percent Asset Test, assets are considered held for investment if (i) they are held primarily for (a) gain from appreciation in value, (b) production of passive income (including royalties, rents, dividends, interest, and annuities), or (c) both of these and (ii) they are not held primarily for sale to customers in the ordinary course of a trade or business. Further, (i) in applying the 50 Percent Asset Test, "securities" include obligations of State and local governments, commodity futures contracts, shares of regulated investment companies and real estate investment trusts, and other investments constituting "securities" within the meaning of the Investment Company Act of 1940 (15 U.S.C. 80a-2(36)) (other than treasury stock), and (ii) in applying the 50 Percent Asset Test and the 80 Percent Asset Test, assets acquired with a purpose of terminating the corporation's status as an investment company or qualifying a corporation as a diversified investment company and all cash, cash items (including receivables and other cash equivalents other than securities), and U.S. Government securities are excluded from the numerator and the denominator.

     12. On the date of the Merger, to the Knowledge of the undersigned, the fair market value of the assets of Target transferred to Acquiror Sub will exceed the sum of the liabilities assumed by Acquiror Sub, plus the amount of liabilities, if any, to which such assets are subject.

     13. On the date of Merger, to the Knowledge of the undersigned, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     14. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     15. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their Target Shares; none of the Acquiror Shares received by any Target shareholder-employees pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Target shareholder-employees will be for services actually rendered and to the Knowledge of the undersigned, will be commensurate with amounts paid to third parties bargaining at arm's length for similar services under similar circumstances.

     16. The payment of cash in lieu of fractional shares of Acquiror Shares is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained for consideration. To the Knowledge of the undersigned, the total cash consideration that will be paid in the Merger to the shareholders of Target in lieu of fractional shares of Acquiror will not exceed one percent of the total consideration to be issued in the Merger to the shareholders of Target in exchange for their Target Shares. The fractional share interests of each Target shareholder will be aggregated, and no Target shareholder will receive cash in an amount greater than the value of one full share of Target Shares.

     17. Target will satisfy the information reporting requirements of Treasury Regulation Section 1.368-3 with respect to the Merger.

     18. Except for an initial public offering by Target of Target Shares in August 1997 and for transactions involving an aggregate ownership interest of 20% or less of Target, there have been no significant changes in the shareholders of Target since December 31, 1996.

     19. Target is not a "collapsible" corporation as defined in Section 341 of the Code.

     20. At the Effective Time of the Merger, Target will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Acquiror's acquisition or retention of control of Target as defined in Section 368(c) of the Code.